UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2011

ORAMED PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50298	98-0376008
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Hi-Tech Park 2/5 Givat Ram
PO Box 39098
Jerusalem, Israel 91390
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 972-2-566-0001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

On March 11, 2011, Oramed Pharmaceuticals, Inc. (the "Company") changed its state of incorporation from the State of Nevada to the State of Delaware (the "Reincorporation") pursuant to a plan of conversion, dated March 8, 2011 (the "Plan of Conversion"). The Reincorporation was accomplished by the filing of (i) articles of conversion (the "Nevada Articles of Conversion") with the Secretary of State of Nevada, and (ii) a certificate of conversion (the "Delaware Certificate of Conversion") and a certificate of incorporation (the "Delaware Certificate of Incorporation") with the Secretary of State of Delaware. Pursuant to the Plan of Conversion, the Company’s board of directors also adopted new bylaws in the form attached as Exhibit 3.4 hereto (the "Delaware Bylaws").

The Reincorporation was previously submitted to a vote of, and approved by, the Company’s stockholders at its Annual Meeting of Shareholders held on February 24, 2011. Upon the effectiveness of the Reincorporation:

•
the affairs of the Company will cease to be governed by Nevada corporation laws, the Company’s existing Articles of Incorporation and the Company’s existing Bylaws, and the affairs of the Company will become subject to Delaware corporation laws, a new Certificate of Incorporation and new Bylaws;

•
the resulting Delaware corporation will (i) be deemed to be the same entity as the Nevada corporation for all purposes under the laws of Delaware, (ii) continue to have all of the rights, privileges and powers of the Nevada corporation, (iii) continue to possess all properties of the Nevada corporation, and (iv) continue to have all of the debts, liabilities and obligations of the Nevada corporation;

•
each outstanding share of the Nevada corporation's common stock will continue to be an outstanding share of the Delaware corporation's common stock, and each outstanding option, warrant or other right to acquire shares of the Nevada corporation's common stock will continue to be an outstanding option, warrant or other right to acquire shares of the Delaware corporation's common stock;

•
each employee benefit plan, incentive compensation plan or other similar plan of the Nevada corporation will continue to be an employee benefit plan, incentive compensation plan or other similar plan of the Delaware corporation; and

•	each director and officer of the Nevada corporation will continue to hold their respective offices with the Delaware corporation.

The Reincorporation will effect a change in the legal domicile of the Company and other changes of a legal nature, the most significant of which are described in our proxy statement filed with the Securities and Exchange Commission on Schedule 14A on January 31, 2011, under the section entitled "Proposal No. 4 – Reincorporation of the Company from the State of Nevada to the State of Delaware – Comparison of the Company’s Stockholders’ Rights Before and After the Reincorporation."  Please see the proxy statement for further information.

The Reincorporation is not expected to affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under such material contractual arrangements will continue as rights and obligations of the Company after the Reincorporation.  The Reincorporation itself will not result in any change in headquarters, business, jobs, management, location of any of the Company’s offices or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation) of the Company.

The foregoing description of the Plan of Conversion, the Nevada Articles of Conversion, the Delaware Certificate of Conversion, the Delaware Certificate of Incorporation and the Delaware Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan of Conversion, the Nevada Articles of Conversion, the Delaware Certificate of Conversion, the Delaware Certificate of Incorporation and the Delaware Bylaws, copies of which are attached as Exhibits 2.1, 3.1, 3.2, 3.3 and 3.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

The information set forth under Item 3.03 is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description

2.1	Plan of Conversion dated March 8, 2011

3.1	Nevada Articles of Conversion filed with the Secretary of State of Nevada on March 10, 2011

3.2	Delaware Certificate of Conversion filed with the Secretary of State of Delaware on March 11, 2011

3.3	Delaware Certificate of Incorporation filed with the Secretary of State of Delaware on March 11, 2011

3.4	Delaware Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.
Dated: March 14, 2011
	By:	/s/ Nadav Kidron
Nadav Kidron
President, CEO and Director

Exhibit Index

Exhibit Number	Description

2.1	Plan of Conversion dated March 8, 2011

3.1	Nevada Articles of Conversion filed with the Secretary of State of Nevada on March 10, 2011

3.2	Delaware Certificate of Conversion filed with the Secretary of State of Delaware on March 11, 2011

3.3	Delaware Certificate of Incorporation filed with the Secretary of State of Delaware on March 11, 2011

3.4	Delaware Bylaws